  Exhibit 1.1

1,285,000 Shares of Common Stock1

ENDRA LIFE SCIENCES INC.

UNDERWRITING AGREEMENT

October 11, 2018

National Securities Corporation
200 Vesey Street – 25th Floor
New York, New York 10281

Ladies and Gentlemen:

ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), proposes to sell to National Securities Corporation, a Washington corporation (the “Underwriter” or “you”), an aggregate of 1,285,000 authorized but unissued shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Firm Shares”) pursuant to this Underwriting Agreement (the “Agreement”). The Company also has granted to the Underwriter an option to purchase up to 192,750 additional shares of Common Stock (the “Option Shares”, and together with the Firm Shares, the “Securities”).

1. Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-226917) with respect to the Securities, including a base prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, is referred to herein as the “Registration Statement.” The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is referred to herein as the “Base Prospectus.” The preliminary prospectus supplement dated October 10, 2018 describing the Securities and the offering thereof, together with the Base Prospectus, is referred to herein as the “Preliminary Prospectus Supplement.” The Preliminary Prospectus Supplement and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is referred to herein as the “Preliminary Prospectus.” The Company will prepare and file a prospectus supplement pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the Preliminary Prospectus in reliance upon Rule 430B of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430B of the Rules and Regulations (“Rule 430B Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Prospectus” means the final prospectus supplement to the Base Prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).
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1 Plus an option to purchase up to 192,750 additional shares to cover over-allotments, if any, as set forth herein.

All references herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or a Prospectus or any amendment or supplement to any of the foregoing shall be deemed as of any time to include the documents and information incorporated therein by reference in accordance with the Rules and Regulations. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Base Prospectus, the Time of Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

2. Representations and Warranties of the Company.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as follows:

(i) Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto have become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such Registration Statement (or any post-effective amendment thereto) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(ii) Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 6(f).

“Time of Sale Disclosure Package” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Time of Sale, and the information on Schedule III, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 8:00 am (Eastern time) on the date of this Agreement.

(iii) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, further, that the Company has not made any offer relating to the Securities that would constitute a free writing prospectus and will obtain the consent of the Underwriter before distributing any free writing prospectus.

(iv) Financial Statements. The financial statements of the Company, together with the related notes, included in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations and fairly present the financial condition of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified. The financial statements of the Company, together with the related notes, included in the Registration Statement, the Time of Sale Disclosure Package and Prospectus are in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except in the case of any unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, of the Company included in the Registration Statement present fairly the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules, if any, are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. RBSM LLP, which has expressed its opinion with respect to the financial statements of the Company and related schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent registered public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(v) Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Effect”).

(vi) Absence of Certain Events. Except as contemplated in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, subsequent to the date of the most recent financial statements of the Company included in the Time of Sale Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change in the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Change”), or any development which would reasonably be expected to result in any Material Adverse Change.

(vii) Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Underwriter’s Warrants (as defined below) or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(viii) Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company. The Underwriter’s Warrants have been duly authorized and, at the First Closing Date and, if applicable, the Second Closing Date, will be duly executed and delivered by the Company. This Agreement constitutes, and the Underwriter’s Warrants will constitute at the First Closing Date and, if applicable, the Second Closing Date, a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the Underwriter’s Warrants and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or the Underwriter’s Warrants or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company or the issuance of shares of Common Stock upon the exercise of the Underwriter’s Warrants, except such as may be required under the Act, the Exchange Act, the rules of FINRA, The NASDAQ Stock Market Rules or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement and the Underwriter’s Warrants and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement and the issuance of shares of Common Stock upon the exercise of the Underwriter’s Warrants.

(ix) Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter), and the holders thereof are not subject to personal liability by reason of being such holders. The Securities which may be sold hereunder by the Company (other than the shares of Common Stock which may be sold pursuant to the Underwriter’s Warrants) have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The shares of Common Stock which may be sold pursuant to the Underwriter’s Warrants by the Company, when issued in accordance with the terms of this Agreement and the Underwriter’s Warrants (including, without limitation, payment of the exercise price therefor), will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The capital stock of the Company, including the Common Stock, will conform to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound, (B) none of the filing of the Registration Statement, the offering, the sale of the Securities or the Underwriter’s Warrants as contemplated by this Agreement, or the issuance of shares of Common Stock upon exercise of the Underwriter’s Warrants, give rise to any rights (other than rights in favor of the holders of the Underwriter’s Warrants) for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Description of Capital Stock.” The Securities conform in all material respects to the descriptions thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(x) Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus, accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xi) Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and except as would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xii) Ownership of Assets. The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xiii) Intellectual Property. The Company owns, possesses, or to the knowledge of the Company can acquire on reasonable terms, all material Intellectual Property necessary for the conduct of the Company’s business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property owned or licensed by the Company; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property owned or licensed by the Company, and to the knowledge of the Company, there are no facts that would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company, has not been judged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and to the knowledge of the Company, there are no material facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and to the knowledge of the Company, there are no material facts that would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and other intellectual property.

(xiv) No Violations or Defaults. The Company is not in violation of its charter, by-laws or other organizational documents or in breach of or otherwise in default under any bond, debt, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the property or assets of the Company is subject, except for any such violation, breach or default that has been waived by the other party. No event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company is subject, except for such breach or default as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xv) Taxes. The Company has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed (taking into account valid extensions of time to file) and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xvi) Exchange Listing and Exchange Act Registration. The Securities have been approved for listing on The NASDAQ Capital Market upon official notice of issuance. Except as previously disclosed to counsel for the Underwriter or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (the “Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xvii) Ownership of Other Entities. The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity, other than any subsidiary listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(xviii) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xix) No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xx) Insurance. The Company carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxii) Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxiii) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act and, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxiv) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its officers, directors, supervisors, managers and employees, and to the knowledge of the Company, its affiliates or agents and any of their respective officers, directors, supervisors, managers, agents and employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures to the extent reasonably necessary to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. The Company has instituted, maintains and enforces policies and procedures designed to ensure compliance with anti-bribery laws.

(xxv) OFAC.

(A) Neither the Company nor any of its directors or officers, nor, to the Company’s knowledge, any employee, agent or affiliate of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as Underwriter, advisor, investor or otherwise).

(C) For the past five years, neither the Company nor any of its subsidiaries, whether or not currently existing, has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxvi) Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the Time of Disclosure Package and the Prospectus, the Company is not in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim. The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxvii) Compliance with Occupational Laws. The Company (A) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such permits, licenses or approvals, except in the case of each of clauses (A), (B) and (C) above where such noncompliance with Occupational Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxviii) ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 or the regulations or published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, retiree life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan (if any), such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the Company; and (C) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company and (y) the Company has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of, and subject to applicable laws other than those of, the United States of America or any state thereof, or which covers any employee working or residing outside of the United States who is subject to applicable laws other than those of the United States or any state thereof with respect to such Employee Benefit Plan.

(xxix) Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted any rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxx) Labor Matters. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxi) Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xxxii) Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxiii) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxiv) Emerging Growth Company. From the time of the initial confidential submission to the Commission of the registration statement relating to the initial public offering of the Company’s securities, the Company has been and is an “emerging growth company,” as such term is defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(xxxv) Related Party Transactions. To the Company’s knowledge, no transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or five percent or greater stockholders or any affiliate or affiliates of any such officer, director or five percent or greater stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxvi) Qualified Small Business Stock. As of and immediately following the First Closing Date and the Second Closing Date, as applicable: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one year period preceding the First Closing Date and the Second Closing Date, as applicable, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2, and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the First Closing Date and the Second Closing Date, as applicable, have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

(b) Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares. The purchase price for each Firm Share shall be $1.953 per share.

(b) Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time within 45 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriter to the Company setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option and the date and time, as determined by the Underwriter, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c) Payment and Delivery.

(i) The Securities to be purchased by the Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as you may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to you, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October 15, 2018, or such other time and date as you and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by you in each written notice given by you of the election to purchase such Option Shares, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date,” each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date,” and each such time and date for delivery is herein called a “Closing.”

(ii) The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 5(l) hereof, will be delivered at the offices of the Company, and the Securities will be delivered to you, through the facilities of the DTC, for the account of such Underwriter, all at such Closing.

4. Covenants. The Company covenants and agrees with the Underwriter as follows:

(a) Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430B Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430B of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462(b) Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) of the Rules and Regulations and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriter; and the Company will furnish you and counsel for the Underwriter a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b) Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Continued Compliance with Securities Laws. Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by the Underwriter or any dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Act, and to file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations, until the later of (i) the First Closing Date; and (ii) the exercise in full or expiration of the Underwriter’s option to purchase Option Shares pursuant to Section 3(b) hereof. If during such period any event occurs as a result of which the Registration Statement or the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(d) Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e) Provision of Documents. The Company will furnish, at its own expense, to the Underwriter and counsel for the Underwriter copies of the Registration Statement, and to the Underwriter and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, and all amendments and supplements to such documents, in each case as soon as practicable once available and in such quantities as you may from time to time reasonably request.

(f) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an “earnings statement” that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(g) Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including any blue sky memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, including the reasonably incurred fees and disbursements of counsel for the Underwriter in connection with such qualification, (D) all filing fees and the reasonably incurred fees and disbursements of counsel to the Underwriter in connection with the review and qualification of the offering of the Securities by FINRA, (E) all fees and expenses incident to listing the Securities on The NASDAQ Capital Market, (F) all fees and expenses of any transfer agent, warrant agent or registrar, (G) the reasonable out-of-pocket accountable fees and disbursements incurred by the Underwriter in connection with the offer, sale or marketing of the Securities and performance of the Underwriter’s obligations hereunder, including all reasonable out-of-pocket accountable fees and disbursements of Underwriter’s counsel, and for the avoidance of doubt, excluding any general overhead, salaries, supplies, or similar expenses of the Underwriter incurred in the normal conduct of business, (H) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors (I) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and reasonable travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and (J) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The fees and expenses, which includes the fees and expenses of the Underwriter’s counsel, to be paid by the Company and reimbursed to the Underwriter under this Section 4(g) shall not exceed $50,000, which amount shall include any amounts paid to the Underwriter pursuant to any of the clauses of this Section 4(g), it being understood that that in addition to this reimbursement, the Company shall also pay the Underwriter a non-accountable expense allowance equal to 1.0% of the public offering price of the Securities (excluding any amounts from the sale of the Option Shares). If this Agreement is terminated by you pursuant to Section 8(a)(i), 8(a)(ii) or 8(a)(v) hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(i) Company Lock Up. The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except to the Underwriter pursuant to this Agreement and (x) grants of options, shares of Common Stock and other awards to purchase or receive shares of Common Stock under the Company Stock Plans that are in effect as of or prior to the date hereof, (y) issuances of shares of Common Stock upon the exercise of options or other awards granted under such Company Stock Plans or the Company’s warrants outstanding as of the date hereof pursuant to the terms thereof as of such date or (z) issuance of shares of Common Stock upon the conversion of convertible securities outstanding as of the date hereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(j) Stockholder Lock-Ups. The Company has caused to be delivered to the Underwriter prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement and will not release the stop transfer instructions without the written approval of the Underwriter.

(k) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(l) SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(m) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus.

(n) Emerging Growth Company. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Securities within the meaning of the Act and (B) completion of the Lock-Up Period referenced in Section 4(i) hereof.

(o) Underwriter’s Warrants. On each Closing Date, the Company shall sell to the Underwriter a warrant in the form attached as Exhibit B hereto (each, an “Underwriter’s Warrant” and, together, the “Underwriter’s Warrants”) to purchase the number of shares of the Company’s common stock equal to 3.0% of the shares issued on such Closing Date (rounded up to the nearest whole share).

5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Required Filings; Absence of Certain Commission Actions. The Registration Statement shall have become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement, or such later time and date as you, as Underwriter, shall approve and all filings required by Rules 424, 430B and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Continued Compliance with Securities Laws. The Registration Statement, and any amendment thereof or supplement thereto, shall not contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Time of Sale Disclosure Package and the Prospectus, and any amendment thereof or supplement thereto, shall not contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the date of the most recent financial statements of the Company included the Time of Sale Disclosure Package and the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Underwriter, the opinion and negative assurance letter of K&L Gates LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit C.

(e) [Intentionally Omitted].

(f) Opinion of Company Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Underwriter, the opinion of Sim & McBurney, special intellectual property counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit D.

(g) Comfort Letters. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof, and on each Closing Date, you, as Underwriter, shall have received a letter containing statements and information of the type ordinarily included in accountants’ “comfort letters” from RBSM LLP, each dated such date and addressed to you, as Underwriter, in form and substance satisfactory to you, as Underwriter.

(h) Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Underwriter, a certificate, dated such Closing Date and addressed to you, as Underwriter, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(i) Lock-Up Agreement. The Underwriter shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(j) Underwriter’s Warrants. The Underwriter shall have received the Underwriter’s Warrants referenced in Section 4(o) with respect to the Securities to be delivered on such Closing Date.

(k) CFO Certificate. On the date hereof and on each Closing Date, as applicable, the Company shall have furnished to you, as Underwriter, a certificate, dated as of such date, signed on behalf of the Company by its chief financial officer, regarding the accuracy of certain financial information in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, in form and substance satisfactory to the Underwriter.

(l) Other Documents. The Company shall have furnished to you, as Underwriter, and counsel for the Underwriter such additional documents, certificates and evidence as you or they may have reasonably requested.

(m) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(n) Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on The NASDAQ Capital Market.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you, as Underwriter, and counsel for the Underwriter. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any Underwriter Indemnified Party may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter Indemnified Parties for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any other person through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by the Underwriter consists of the information described as such in Section 6(e).

(b) Indemnification by the Underwriter. The Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any Company Indemnified Party may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by any other persons through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in your reasonable judgment, it is advisable for the indemnified parties to be represented as a group by separate counsel, you shall have the right to employ a single counsel (in addition to local counsel) to represent the indemnified parties as may be subject to liability arising from any claim in respect of which indemnity may be sought by the indemnified parties under subsection (a) above, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified parties as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) of (b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (d) to contribute is in proportion to its respective underwriting obligations. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e) Information Provided by the Underwriter. The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriter set forth in the first paragraph of text under the caption “Discount, Commissions and Expenses” in the section titled “Underwriting,” and each of the first five paragraphs of text under the caption “Price Stabilization, Short Positions and Penalty Bids,” are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder and any termination of this Agreement.

8. Termination.

(a) Right to Terminate. You shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriter’s obligations hereunder (other than any set forth in Section 5(m) hereof) is not fulfilled, (iii) trading on The NASDAQ Stock Market or New York Stock Exchange shall have been wholly suspended, (iv) trading of Common Stock on The NASDAQ Capital Market shall have been suspended (but trading on The NASDAQ Capital Market shall not have been wholly suspended), (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (vi) a banking moratorium shall have been declared by federal or state authorities, or (vii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities in the manner contemplated in the Time of Sale Disclosure Package or the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective.

(b) Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

9. Default by the Company.

(a) Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter.

(b) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of any default hereunder.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriter, shall be mailed via overnight delivery service or hand delivered via courier, to National Securities Corporation, 200 Vesey Street, 25th Floor, New York, New York 10281, to the attention of Investment Banking; and (ii) if to the Company, shall be mailed or delivered to it at 3600 Green Court Suite 350, Ann Arbor, Michigan 48105, Attention: Francois Michelon. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an Underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) the Company has been advised that you, as Underwriter, are acting in respect of the transactions contemplated by this Agreement, solely for your benefit, and not on behalf of the Company; (e) the Company waives to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Underwriter’s Warrants or the transactions contemplated hereby.

14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15. General Provisions. This Agreement and the Underwriter’s Warrants constitute the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including that certain engagement letter, dated March 15, 2018, by and between the Company and the Underwriter. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

ENDRA Life Sciences Inc. By: /s/ Francois Michelon Name: Francois Michelon Title: President and Chief Executive Officer

Confirmed as of the date firstabove mentioned.

National Securities Corporation By: /s/ Jonathan C. Rich Name: Jonathan C. Rich Title: Executive Vice President, Head of Investment Banking